UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

TRIPOD INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	333-150784	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Xinhua Street, Office 1310 Tiexi District, Shenyang, Liaoning Province, China	110023
(Address of principal executive offices)	(Zip Code)

+86-13358878308

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On April 14, 2009, Tripod International, Inc. (the “Company”) filed a Certificate of Amendment with the Secretary of State of Nevada, with an effective date of April 27, 2009, effecting the following corporate changes:

(1)	changing the Company’s name to Midex Gold Corp.;
(2)	increasing the authorized share capital of the Company to 250,000,000 common shares, $0.001 par value; and
(3)	effecting a 5 for 1 forward-split of the Company’s issued and outstanding common shares.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

The name change, share capital increase and forward split were approved by a majority of the Company’s shareholders on April 9, 2009.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.

Effective April 29, 2009, the Company will begin to trade on the Over the Counter Bulleting under the new ticker symbol “MDXO”, which reflects the name change and forward split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPOD INTERNATIONAL, INC.

Date: April 29, 2009	By:	/s/ Vera Vechera
Vera Vechera, President & C.E.O.